Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2006, relating to the consolidated financial statements of Thomas Weisel Partners Group, Inc. and subsidiaries appearing in the Prospectus, which is part of the Registration Statement (File No. 333-133486).
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
May 15, 2006